SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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January 7, 2012
Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Com( Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

1601 Old Underwood Road, La Porte, TX 77571
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

As reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on December 31, 2011, and an Amended Current Report on Form 8-K/A,  filed with the SEC on January 6, 1012, the Company acquired all of the membership interests of International Plant Services, L.L.C. (“IPS”) on December 30, 2011 and IPS became a wholly owned subsidiary of the Company on that date.  On January 6, 2012, certain members of management of the Company and consultants to the Company engaged in a strategic planning session for the fiscal year ending December 31, 2012.  As a part of the discussion, the preliminary operating results of IPS for the fiscal year ended December 31, 2011 ( the “IPS Preliminary Operating Results”) were discussed and posted on a “white board”.  Subsequent to that meeting, on January 7, 2012, other individuals, who are members of the public, may have inadvertently viewed the IPS Preliminary Operating Results on the “white board”.

The IPS Preliminary Operating Results are as follows:  During the fiscal year ended December 31, 2011, IPS had gross revenues of $30,067,730 and net revenues of $3,642,082.  The IPS Preliminary Operating Results are not those of the Company on a consolidated basis, are unaudited, are subject to revision and not to be relied upon.  Upon completion of an audit of the Company's financial statements for the fiscal year ended December 31, 2011, including those of IPS, on a consolidated basis, the Company will provide results for the fiscal year ended December 31, 2011.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NUTECH, INC.

Date: January 10, 2012	By:	/s/ David D. Mathews
Name: David D. Mathews
Title: Chief Executive Officer